UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

CF Industries Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32597 (Commission File Number)	20-2697511 (I.R.S. Employer Identification No.)

4 Parkway North, Suite 400 Deerfield, IL (Address of principal executive offices)	60015 (Zip Code)

Registrant’s telephone number, including area code:  (847) 405-2400

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2012, CF Industries Holdings, Inc. (the “Company”) and Glencore International plc (“Glencore”) entered into a Purchase and Sale Agreement (the “Agreement”) providing for the acquisition of the Purchased Interest (as defined below) currently owned by Viterra Inc. (“Viterra”).  The Agreement provides for the purchase from Viterra of 34% of the outstanding preferred and common stock of Canadian Fertilizers Limited (“CFL”), a product purchase agreement with CFL and a note payable pursuant to such product purchase agreement (collectively, the “Purchased Interest”) in a cash transaction valued at C$915 million, subject to certain adjustments.

Consummation of the acquisition of the Purchased Interest is subject to certain conditions, including, among others, (i) Glencore shall have acquired 100% of the shares of Viterra pursuant to a previously announced definitive agreement between Viterra and Glencore, (ii) the Commissioner of Competition shall have issued either an Advance Ruling Certificate or notified the Company in writing that she does not intend to make an application under section 92 of the Competition Act in respect of the transaction and (iii) the Minister designated under the Investment Canada Act shall have deemed that the transaction is likely to be of net benefit to Canada.

The Agreement contains customary covenants by the Company and Glencore.  The Company has agreed to use commercially reasonable efforts to obtain the required regulatory approvals, and Glencore has agreed to use commercially reasonable efforts to cooperate with the Company in obtaining the required regulatory approvals.

The foregoing description of the Agreement is not a complete description of all parties’ rights and obligations under the Agreement.  The above description is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On August 2, 2012, the Company issued a press release announcing that the Company has entered into an agreement to acquire the Purchased Interest.  A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Purchase and Sale Agreement, dated August 2, 2012, between CF Industries Holdings, Inc. and Glencore International plc.*

99.1	Press release.

*                 Schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of such schedule, or any section thereof, to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2012	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General
Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated August 2, 2012, between CF Industries Holdings, Inc. and Glencore International plc.*

99.1	Press release.

*                 Schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of such schedule, or any section thereof, to the Securities and Exchange Commission upon request.